Exhibit 99.1

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, NJ 07890 www.selective.com

Selective Insurance Group, Inc. Announces Preliminary Fourth Quarter 2022 Results, Including Catastrophe Loss Estimates

Branchville, N.J., January 23, 2023 – Selective Insurance Group, Inc. (Nasdaq: SIGI) today announced preliminary fourth quarter 2022 results and pre-tax net catastrophe loss estimates.

Selective expects to report fourth quarter diluted earnings per share of $1.38 and non-GAAP operating earnings per share of $1.461, with the difference principally reflecting after-tax net realized and unrealized investment losses. The Company expects its fourth quarter combined ratio to be 94.7%, inclusive of catastrophe losses of 5.2 points and net prior year favorable casualty reserve development of 4.4 points. Net investment income, after-tax, is expected to be $65.5 million, inclusive of $0.1 million of after-tax alternative investment income.

The Company expects pre-tax net catastrophe losses to total approximately $45.7 million. The catastrophe losses include $46.1 million of net losses from Winter Storm Elliott, which impacted 37 states, 26 of which are in the Company’s Standard Lines footprint. Losses from Winter Storm Elliott primarily impacted the Standard Commercial Lines segment. Selective recorded an additional $11.7 million in ceded earned reinstatement premium from the winter storm, for a total negative impact to fourth quarter 2022 underwriting results of $57.8 million, pre-tax, or $0.75 per share. Catastrophe losses from Winter Storm Elliott were offset in part by modest favorable emergence on prior quarters’ catastrophe losses.

“Winter Storm Elliott impacted the majority of our standard lines footprint in late December with freezing temperatures, strong winds, and blizzard conditions, resulting in widespread and severe water-related property losses.  Despite Winter Storm Elliott, we delivered strong financial results for the quarter with a 94.7% combined ratio, highlighting the earnings power of Selective’s business.  For the year, we will report another year of double-digit growth in net premiums written, strong underwriting profitability, and a double-digit non-GAAP operating ROE that exceeded our target,” said Chairperson, President and Chief Executive Officer John J. Marchioni.

We expect to release our fourth quarter and full-year 2022 results after the market close on February 2, 2023. Any changes in our preliminary estimates, including changes in the net loss from Winter Storm Elliott, will be reflected in these results. Our Winter Storm Elliott loss estimates are subject to change due to the recent occurrence of the event, the widespread nature of loss activity, and the complexity of claims, including large losses.

Selective will release its fourth quarter 2022 earnings on Thursday, February 2, 2023. A conference call to discuss the results will be held on Friday, February 3, 2023, at 10:00 a.m. (ET). This call will be webcast live accessible on Selective’s website at www.Selective.com, where a replay also will be available from February 3 to March 5, 2023.

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and certification as a Great Place to Work® in 2022 for the third consecutive year. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income and Certain Other Non-GAAP Measures

Non-GAAP operating income per diluted common share differs from net income available to common stockholders per diluted common share by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income. This non-GAAP measure is used as an important financial measure by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. This operating measurement is not intended as a substitute for net income available to common stockholders per diluted common share, in accordance with U.S. generally accepted accounting principles (GAAP). The reconciliation of net income available to common stockholders per diluted common share to non-GAAP operating income per diluted common share is provided in the table below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended December 31,
	2022	2021
Net income available to common stockholders per diluted common share	$1.38	1.59
Net realized and unrealized investment losses (gains) included in net income, before tax	0.10	(0.04)
Tax on reconciling items	(0.02)	0.01
Non-GAAP operating income per diluted common share	$1.46	1.56

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or industry actual results, activity levels, or performance to materially differ from those expressed or implied by the forward-looking statements.  In some cases, forward-looking statements include the words "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," "continue," or comparable terms. Our forward-looking statements are only predictions, and we can give no assurance that such expectations will prove correct. We undertake no obligation, other than as federal securities laws may require, to publicly update or revise any forward-looking statements for any reason.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:

•	Difficult conditions in global capital markets and the economy, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;

•	Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;

•	Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;

•	The adequacy of our loss reserves and loss expense reserves;

•	Frequency and severity of catastrophic events, including natural events such as hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;

•	Adverse market, governmental, regulatory, legal, or judicial conditions or actions;

•	The geographic concentration of our business in the eastern portion of the United States;

•	The cost, terms and conditions, and availability of reinsurance;

•	Our ability to collect on reinsurance and the solvency of our reinsurers;

•	The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;

•	Related to COVID-19:

•	From enactment in 2020 until expiration, governmental directives to contain or delay the spread of COVID-19 disrupted ordinary business commerce and impacted financial markets. Should new directives be issued or implemented, we cannot predict the extent, duration, or possible impact on our results of operations, net investment income, financial position, and liquidity.

•	Similarly, we cannot predict the amount our premiums may be reduced, or the impact on our underwriting results, from any future (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner, or other regulatory directives, to implement premium-based credit in lines other than commercial and personal automobile, (iii) voluntary efforts or directives from various state insurance regulators to extend individualized payment flexibility or suspend policy cancellation, late payment notices, and late or reinstatement fees, or (iv) litigation brought by policyholders to recover premiums they allege were excessive during the period of any governmental directive.

•	We have been successful to date in defending against payment of COVID-19-related business interruption losses based on our policies' terms, conditions, and exclusions. However, should the highest courts determine otherwise, our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted.

•	To varying degrees, the effect, lifting, or lapsing of COVID-19-related governmental directives can disrupt supply chains and cause shortages of products, services, and labor. These shortages may impact our ability to attract and retain labor, including increasing attrition rates, wages, and the cost and difficulty of obtaining third-party non-U.S.-based resources.

•	The ongoing Russian war against Ukraine is impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, which influences insurance loss costs, premiums and investment valuation;

•	Uncertainties related to insurance premium rate increases and business retention;

•	Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;

•	The effects of data privacy or cyber security laws and regulations on our operations;

•	Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;

•	Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;

•	Our ability to maintain favorable ratings from rating agencies, including AM Best, Standard & Poor's, Moody's, and Fitch;

•	Our entry into new markets and businesses; and

•	Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a constantly changing business environment, and new risk factors may emerge any time.

Investor Contact: Rohan Pai

973-948-1364

rohan.pai@selective.com

Media Contact: Jamie M. Beal

973-948-1234

jamie.beal@selective.com

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